STOCK OPTION CANCELLATION AGREEMENT

This STOCK OPTION CANCELLATION AGREEMENT (the “Agreement”) is made and entered into as of ____ ___, 2024 (the “Effective Date”), by and between _____________ (the “Optionee”) and Adicet Bio, Inc., a Delaware corporation (the “Corporation”).

WHEREAS, the Corporation has previously granted to the Optionee a stock option to purchase 195,898 shares (the “Option”) of the Corporation’s common stock, $0.0001 par value per share, as an inducement pursuant to Rule 5635(c)(4) of the Marketplace Rules of The Nasdaq Stock Market LLC;

WHEREAS, the Optionee believes it to be in the Optionee’s best interest as an employee of the Corporation and in the best interest of the Corporation and its stockholders for the Optionee to voluntarily surrender and cancel certain shares outstanding subject to the Option that the Optionee presently holds, as identified on Exhibit A hereto (the “Cancelled Option”); and

WHEREAS, the Optionee desires to surrender the Cancelled Option for cancellation without receiving any cash, equity awards or other consideration and without any expectation to receive, and without imposing any obligation on the Corporation to pay or grant, any cash, equity awards or other consideration presently or in the future in connection with the cancellation of such Cancelled Option.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto, intending to be legally bound, the parties hereby agree as follows:

1.

Surrender and Cancellation of Option. The Optionee hereby surrenders the Cancelled Option for cancellation, and the Corporation hereby accepts such surrender and cancellation, effective as of the Effective Date. By execution of this Agreement, the parties have taken all steps necessary to cancel the Cancelled Option.

2.

No Expectation or Obligation. The Optionee and the Corporation acknowledge and agree that the surrender and cancellation of the Cancelled Option described herein shall be without any expectation of the Optionee to receive, and without imposing any obligation on the Corporation to pay or grant, any cash, equity awards or other consideration presently or in the future in connection with the surrender and cancellation of such Cancelled Option.

3.	Miscellaneous.

3.1	Successor and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns.

3.2

Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to any choice of law principle that would dictate the application of the law of another jurisdiction.

3.3

Counterparts. This Agreement may be executed in several counterparts and all documents so executed shall constitute one agreement, binding on each of the parties hereto, notwithstanding that both of the parties did not sign the original or the same counterparts.

3.4	Headings. The headings of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

3.5

Severability. In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

3.6

Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement. The Company and the Optionee have made no promises, agreements, conditions, or understandings relating to this subject matter, either orally or in writing, that are not included in this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

ADICET BIO, INC.

By:
Name:
Title:
Date:
OPTIONEE: Agreed and acknowledged by: ______________________________

Date:

[SIGNATURE PAGE TO THE STOCK OPTION CANCELLATION AGREEMENT]

EXHIBIT A

Cancelled Option